Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 18, 2011, with respect to the combined financial statements of U.S. Silica Holdings, Inc. and Subsidiaries and GGC RCS Holdings, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the heading “Experts.”

/s/ Grant Thornton LLP

Baltimore, Maryland

January 17, 2012